                                                                   EXHIBIT 10.46





                                LEASE AGREEMENT
                        (Tax Retention Operating Lease)

                          Dated as of December 5, 1996

                                    between

                      STATE STREET BANK AND TRUST COMPANY,
                               not individually,
                        but solely as the Owner Trustee
                    under the IPC Real Estate Trust 1996-1,
                                   as Lessor



                                   IPC, INC.,
                                   as Lessee





________________________________________________________________________________
This Lease Agreement is subject to a security interest in favor of NationsBanc Leasing Corporation of North Carolina, as the Agent (the "Agent") under a Security Agreement dated as of December 5, 1996, between State Street Bank and Trust Company, not individually except as expressly stated therein, but solely as the Owner Trustee under the IPC Real Estate Trust 1996-1 and the Agent, as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof. This Lease Agreement has been executed in several counterparts. To the extent, if any, that this Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Agreement may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by the Agent on the signature page hereof.

                               TABLE OF CONTENTS


ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1       Definitions  . . . . . . . . . . . . . . . . . .   1
         1.2       Interpretation . . . . . . . . . . . . . . . . .   1

ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.1       Property . . . . . . . . . . . . . . . . . . . .   2
         2.2       Lease Term . . . . . . . . . . . . . . . . . . .   2
         2.3       Title  . . . . . . . . . . . . . . . . . . . . .   2
         2.4       Lease Supplements  . . . . . . . . . . . . . . .   2

ARTICLE III . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3.1       Rent . . . . . . . . . . . . . . . . . . . . . .   3
         3.2       Payment of Basic Rent  . . . . . . . . . . . . .   3
         3.3       Supplemental Rent  . . . . . . . . . . . . . . .   4
         3.4       Performance on a Non-Business Day  . . . . . . .   4
         3.5       Rent Payment Provisions  . . . . . . . . . . . .   4

ARTICLE IV  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         4.1       Taxes; Utility Charges . . . . . . . . . . . . .   5

ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         5.1       Quiet Enjoyment  . . . . . . . . . . . . . . . .   5

ARTICLE VI  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         6.1       Net Lease  . . . . . . . . . . . . . . . . . . .   6
         6.2       No Termination or Abatement  . . . . . . . . . .   6

ARTICLE VII . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         7.1       Ownership of the Property  . . . . . . . . . . .   7

ARTICLE VIII  . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         8.1       Condition of the Property  . . . . . . . . . . .   8
         8.2       Possession and Use of the Property . . . . . . .   9
         8.3       [Intentionally Omitted]  . . . . . . . . . . . .  10

ARTICLE IX  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         9.1       Compliance With Legal Requirements and Insurance
                   Requirements . . . . . . . . . . . . . . . . . .  10

ARTICLE X . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         10.1      Maintenance and Repair; Return . . . . . . . . .  10
         10.2      Environmental Inspection . . . . . . . . . . . .  12
         10.3      Performance under Olympia Marble Lease and
                   Cross Easement Agreement.  . . . . . . . . . . .  12

ARTICLE XI  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         11.1      Modifications  . . . . . . . . . . . . . . . . .  13

ARTICLE XII . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         12.1      Warranty of Title  . . . . . . . . . . . . . . .  13


ARTICLE XIII  . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         13.1      Permitted Contests Other Than in Respect of
                   Indemnities  . . . . . . . . . . . . . . . . . .  14

ARTICLE XIV . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         14.1      Commercial General Liability and Workers'
                   Compensation Insurance . . . . . . . . . . . . .  15
         14.2      Permanent Hazard and Other Insurance . . . . . .  16
         14.3      Coverage . . . . . . . . . . . . . . . . . . . .  16

ARTICLE XV  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         15.1      Casualty and Condemnation  . . . . . . . . . . .  17
         15.2      Environmental Matters  . . . . . . . . . . . . .  20
         15.3      Notice of Environmental Matters  . . . . . . . .  21

ARTICLE XVI . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         16.1      Termination Upon Certain Events  . . . . . . . .  21
         16.2      Procedures . . . . . . . . . . . . . . . . . . .  21

ARTICLE XVII  . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         17.1      Lease Events of Default  . . . . . . . . . . . .  22
         17.2      Surrender of Possession  . . . . . . . . . . . .  24
         17.3      Reletting  . . . . . . . . . . . . . . . . . . .  25
         17.4      Damages  . . . . . . . . . . . . . . . . . . . .  25
         17.5      Statutory Power of Sale. . . . . . . . . . . . .  26
         17.6      Mandatory Purchase Option  . . . . . . . . . . .  26
         17.7      Environmental Costs  . . . . . . . . . . . . . .  27
         17.8      Waiver of Certain Rights . . . . . . . . . . . .  27
         17.9      Assignment of Rights Under Contracts . . . . . .  27
         17.10     Remedies Cumulative  . . . . . . . . . . . . . .  27
         17.11     Lessee's Purchase Option Upon Occurrence of
                   Lease Event of Default . . . . . . . . . . . . .  28

ARTICLE XVIII . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         18.1      Lessor's Right to Cure Lessee's Lease Defaults .  28

ARTICLE XIX . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         19.1      Provisions Relating to Lessee's Exercise of
                   its Purchase Option  . . . . . . . . . . . . . .  28
         19.2      No Purchase, Termination or Extension With
                   Respect to Less than All of the Property . . . .  29

ARTICLE XX  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         20.1      Purchase Option or Sale Option-General Provision  29
         20.2      Lessee Purchase Option . . . . . . . . . . . . .  29
         20.3      Third Party Sale Option  . . . . . . . . . . . .  30

ARTICLE XXI . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         21.1      [Intentionally Omitted]  . . . . . . . . . . . .  31

ARTICLE XXII  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         22.1      Sale Procedure . . . . . . . . . . . . . . . . .  31
         22.2      Application of Proceeds of Sale  . . . . . . . .  33
         22.3      Indemnity for Excessive Wear . . . . . . . . . .  34
         22.4      Appraisal Procedure  . . . . . . . . . . . . . .  34

         22.5      Certain Obligations Continue . . . . . . . . . .  35

ARTICLE XXIII . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         23.1      Holding Over . . . . . . . . . . . . . . . . . .  35

ARTICLE XXIV  . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         24.1      Risk of Loss . . . . . . . . . . . . . . . . . .  35

ARTICLE XXV . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         25.1      Assignment . . . . . . . . . . . . . . . . . . .  36
         25.2      Subleases  . . . . . . . . . . . . . . . . . . .  36

ARTICLE XXVI  . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         26.1      No Waiver  . . . . . . . . . . . . . . . . . . .  37

ARTICLE XXVII . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         27.1      Acceptance of Surrender  . . . . . . . . . . . .  37
         27.2      No Merger of Title . . . . . . . . . . . . . . .  37

ARTICLE XXVIII  . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         28.1 . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE XXIX  . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         29.1      Notices  . . . . . . . . . . . . . . . . . . . .  37

ARTICLE XXX . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         30.1      Miscellaneous  . . . . . . . . . . . . . . . . .  39
         30.2      Amendments and Modifications . . . . . . . . . .  39
         30.3      Successors and Assigns . . . . . . . . . . . . .  39
         30.4      Headings and Table of Contents . . . . . . . . .  39
         30.5      Counterparts . . . . . . . . . . . . . . . . . .  40
         30.6      GOVERNING LAW  . . . . . . . . . . . . . . . . .  40
         30.7      Calculation of Rent  . . . . . . . . . . . . . .  40
         30.8      Severability . . . . . . . . . . . . . . . . . .  40
         30.9      Allocations between the Lender and the Holder  .  40
         30.10     Limitations on Recourse  . . . . . . . . . . . .  40
         30.11     WAIVERS OF JURY TRIAL  . . . . . . . . . . . . .  41
         30.12     Exercise of Lessor Rights  . . . . . . . . . . .  41
         30.14     USURY SAVINGS PROVISION  . . . . . . . . . . . .  41

SCHEDULE
---------

SCHEDULE I    -   Legal Description

EXHIBIT
-------

EXHIBIT A     -      Lease Supplement No. ___

APPENDIX
--------

APPENDIX A    -      Rules of Usage and Definitions

                                LEASE AGREEMENT


                   (Tax Retention Operating Lease Agreement)


         THIS LEASE AGREEMENT (Tax Retention Operating Lease) (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this "Lease"), dated as of December 5, 1996, is between STATE STREET BANK
AND TRUST COMPANY, a Massachusetts trust company, having its principal corporate trust business at Two International Place, Boston, Massachusetts 02110, not individually, but solely as the Owner Trustee under the IPC Real Estate Trust 1996-1, as lessor (the "Lessor"), and IPC, INC., a Delaware corporation, having its principal place of business at 100 Tri-State Drive, Suite 200, Lincolnshire, Illinois 60069, as lessee (the "Lessee").


                              W I T N E S S E T H:


         A. WHEREAS, subject to the terms and conditions of the Participation Agreement, Lessor will purchase the Property (as defined herein below), which will (or may) have existing Improvements (as defined herein below), thereon, from a third party designated by Lessee; and

         B. WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, the Property;

         NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



                                   ARTICLE I

         1.1 Definitions. Capitalized terms used but not otherwise defined in this Lease have the respective meanings specified in Appendix A attached to this Lease.

         1.2 Interpretation. The rules of usage set forth in Appendix A attached hereto shall apply to this Lease.

                                   ARTICLE II

         2.1 Property. Subject to the terms and conditions hereinafter set forth and contained in the Lease Supplement relating to the Property, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, the Property located on the real property described in Schedule I attached hereto and made a part hereof. To the extent Lessee exercises, or causes to be exercised, the option of Lessee to purchase the property subject to the Option Agreement dated as of the Closing Date between L&CP Realty Corporation and Lessee (the "Option Property"), Lessee shall cause (a) good title to the Option Property to be conveyed to Lessor pursuant to a deed (in form and substance satisfactory to the Lessor and the Agent), (b) the Mortgage and the Security Agreement to be modified to grant a mortgage lien and security interest, respectively, to the Agent regarding the Option Property and (c) such other documentation to be executed, delivered and recorded regarding the Option Property as is reasonably requested by Lessor or the Agent. Thereafter, without further action, the Option Property shall be deemed to constitute a part of the Property for purposes of this Lease and all other Operative Agreements.

         2.2 Lease Term. The basic term of this Lease with respect to the Property (the "Basic Term") shall begin upon the Closing Date (the "Basic Term Commencement Date") and shall end on the fifth annual anniversary of the Closing Date (the "Basic Term Expiration Date"), unless the Basic Term is earlier terminated in accordance with the provisions of this Lease.

         Upon notice to Agent and Lessor in accordance with Article XX hereof and receipt of the prior written consent of the Holder and the Lender, Lessee may exercise its Extension Option under Article XX hereof, and the Term of this Lease shall be extended for an additional one (1) year, but not to exceed three
(3) such extension terms (each an "Extension Term").

         2.3 Title. Subject to the first sentence of Section 12.1, the Property is leased to Lessee without any representation or warranty, express or implied, by Lessor and subject to the rights of parties in possession (if any), the existing state of title (including without limitation the Permitted Exceptions) and all applicable Legal Requirements. Lessee shall in no event have any recourse against Lessor for any defect in Lessor's title to the Property or any interest of Lessee therein other than for Lessor Liens.

         2.4 Lease Supplements. On or prior to the Basic Term Commencement Date, Lessee and Lessor shall execute and deliver a Lease Supplement for the Property effective as of the Basic Term Commencement Date in substantially the form of Exhibit A hereto.

         2.5 Olympia Marble Lease. Pursuant to the execution of the Assignment and Assumption Agreement, the parties agree that Lessor shall be deemed the "lessor" under the Olympia Marble

Lease. Lessor hereby appoints Lessee as agent for Lessor to act in all respects as the "lessor" thereunder (including without limitation for purposes of collecting and retaining for the account of Lessee all payments made to "lessor" thereunder, paying all amounts owed by "lessor" thereunder and performing all obligations of "lessor" thereunder); provided, upon the occurrence of a Lease Event of Default and/or the termination of this Lease for any reason, the agency appointment of Lessee under this Section 2.5 shall automatically terminate. Upon the exercise of the Purchase Option or the Sale Option or any purchase of the Property by Lessee in accordance with the provisions of Section 17.11, Lessor shall assign its right, title and interest in the Olympia Marble Lease to Lessee or a third party purchaser, as applicable, free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens.


                                  ARTICLE III

         3.1     Rent.

                 (a) Lessee shall pay Basic Rent to Lessor in arrears on each Payment Date during the Term, and on any date on which this Lease shall terminate; provided, to the extent this Lease terminates on a day which is not a Payment Date, Lessee shall also pay Basic Rent (calculated on a per diem basis) for the period from the last occurring Payment Date to such date of termination; provided, further, at any time Lessor makes a payment of Termination Value (including without limitation any Basic Rent then due and payable or accrued), Lessee shall not be obligated under this Section 3.1(a) to pay such Basic Rent a second time.

                 (b) Basic Rent shall be due and payable in lawful money of the United States and shall be paid by wire transfer of immediately available funds on the due date therefor (or within the applicable grace period) to such account or accounts at such bank or banks as Lessor shall from time to time direct in writing.

                 (c) Lessee's inability or failure to take possession of all or any portion of the Property when delivered by Lessor, whether or not attributable to any act or omission of Lessor, Lessee or any other Person or for any other reason whatsoever, shall not delay or otherwise affect Lessee's obligation to pay Rent for the Property in accordance with the terms of this Lease.

         3.2 Payment of Basic Rent. Basic Rent shall be paid absolutely net to Lessor or its designee, so that this Lease shall yield to Lessor the full amount thereof, without setoff, deduction or reduction.

         3.3 Supplemental Rent. Lessee shall pay to Lessor or the Person entitled thereto, as applicable, any and all Supplemental Rent when and as the same shall become due and payable, and if Lessee fails to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. All such payments of Supplemental Rent shall be in the full amount thereof, without setoff, deduction or reduction. Lessee shall pay to Lessor or the Person entitled thereto, as applicable, as Supplemental Rent due and owing to Lessor, among other things, on demand, to the extent permitted by applicable Legal Requirements, (a) any and all unpaid fees, charges, payments, amounts and other obligations (other than the obligations of Lessor to pay the principal amount of and interest (excluding interest calculated at the Overdue Rate) on the Loan and the Holder Amount) due and owing by Lessor, in any capacity, under the Credit Agreement, under the Trust Agreement and/or under any other Operative Agreement (including without limitation any amounts owing to the Lender under Section 2.11, Section 2.12, Section 2.13 and Section 9.5 of the Credit Agreement and any amounts owing to the Holder under Section 3.9 or Section 3.10 of the Trust Agreement) and (b) interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due (subject to the applicable grace period) for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by the appropriate Person (subject to any applicable grace period) for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid; provided, however, Lessee shall not be responsible for the payment of any such amounts arising out of Lessor's failure to pay over any amounts Lessor has received from Lessee in accordance with the Operative Agreements to satisfy the obligations of Lessee (as Supplemental Rent or otherwise) under the Credit Agreement, the Trust Agreement and/or any other Operative Agreement. The expiration or other termination of Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of Lessee to pay and discharge any Supplemental Rent as and when due, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

         3.4 Performance on a Non-Business Day. If any Basic Rent is required hereunder on a day that is not a Business Day, then such Basic Rent shall be due on the corresponding Scheduled Interest Payment Date (subject to Section 2.10 of the Credit Agreement). If any Supplemental Rent is required hereunder on a day that is not a Business Day, then such Supplemental Rent shall be due on the next succeeding Business Day.

         3.5 Rent Payment Provisions. Lessee shall make payment of all Basic Rent and Supplemental Rent when due (subject to the applicable grace periods) regardless of whether any of the

Operative Agreements pursuant to which same is calculated and is owing shall have been rejected, avoided or disavowed in any bankruptcy or insolvency proceeding involving any of the parties to any of the Operative Agreements. Such provisions of such Operative Agreements and their related definitions are incorporated herein by reference and shall survive any termination, amendment or rejection of any such Operative Agreements.


                                   ARTICLE IV

         4.1 Taxes; Utility Charges. Lessee shall pay or cause to be paid all Impositions with respect to the Property and/or the use, occupancy, operation, repair, access, maintenance or operation thereof and all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents, utilities and operating expenses of any kind or type used in or on the Property and related real property during the Term, except that Lessee shall not be responsible for paying any such Impositions attributable to a transfer by Lessor of the Property or any interest therein, unless such transfer arises as a result of (a) the occurrence of an Event of Default (b) the exercise by Lessee of its Purchase Option or Sale Option pursuant to
Article XX hereof or (c) any other transfer consented to by Lessee. Upon Lessor's request, Lessee shall provide from time to time Lessor with evidence of all such payments referenced in the foregoing sentence. Lessee shall be entitled to retain any credit or refund received by Lessee in connection with any Imposition or utility charge paid by Lessee. Unless an Event of Default shall have occurred and be continuing, the amount of any credit or refund received by Lessor in connection with any Imposition or utility charge paid by Lessee, net of the costs and expenses incurred by Lessor in obtaining such credit or refund, shall be promptly paid over to Lessee. All charges for Impositions or utilities imposed with respect to the Property during any period occurring before the expiration or termination of this Lease but ending thereafter shall be adjusted and prorated on a daily basis between Lessor and Lessee and shall be paid by Lessor. Upon receipt of a copy of the documentation of Lessor evidencing such payments, Lessee shall promptly reimburse Lessor for Lessee's pro rata share of such payments.


                                   ARTICLE V

         5.1 Quiet Enjoyment. Subject to the rights of Lessor contained in Sections 17.2, 17.3 and 20.3 and the other terms of this Lease and the other Operative Agreements and so long as no Event of Default shall have occurred and be continuing, Lessee shall peaceably and quietly have, hold and enjoy the Property for the applicable Term, free of any claim or other action by Lessor or anyone rightfully claiming by, through or under Lessor (other than Lessee) with respect to any matters arising from and after the Basic Term Commencement Date.


                                   ARTICLE VI

         6.1 Net Lease. This Lease shall constitute a net lease, and the obligations of Lessee hereunder are absolute and unconditional. Lessee shall pay all operating expenses arising out of the use, operation and/or occupancy of the Property. Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) for any reason whatsoever, including without limitation by reason of: (a) any damage to or destruction of the Property or any part thereof; (b) any taking of the Property or any part thereof or interest therein by Condemnation or otherwise; (c) any prohibition, limitation, restriction or prevention of Lessee's use, occupancy or enjoyment of the Property or any part thereof, or any interference with such use, occupancy or enjoyment by any Person or for any other reason; (d) any title defect, Lien or any matter affecting title to the Property; (e) any eviction by paramount title or otherwise; (f) any default by Lessor hereunder; (g) any action for bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding relating to or affecting the Agent, the Lender, Lessor, Lessee, the Holder or any Governmental Authority; (h) the impossibility or illegality of performance by Lessor, Lessee or both; (i) any action of any Governmental Authority or any other Person; (j) Lessee's acquisition of ownership of all or part of the Property; (k) breach of any warranty or representation with respect to the Property or any Operative Agreement; (l) any defect in the condition, quality or fitness for use of the Property or any part thereof; or (m) any other cause or circumstance whether similar or dissimilar to the foregoing and whether or not Lessee shall have notice or knowledge of any of the foregoing. The parties intend that the obligations of Lessee hereunder shall be covenants, agreements and obligations that are separate and independent from any obligations of Lessor hereunder and shall continue unaffected unless such covenants, agreements and obligations shall have been modified or terminated in accordance with an express provision of this Lease. Notwithstanding the other provisions of this Lease but subject to Section 30.10, Lessee may seek damages from Lessor for breach by Lessor of its obligations under this Lease in an independent lawsuit, at law, in equity or otherwise. Lessor and Lessee acknowledge and agree that the provisions of this Section 6.1 have been specifically reviewed and subject to negotiation.

         6.2 No Termination or Abatement. Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting any Person or any Governmental Authority, or any action with respect to this Lease or any Operative Agreement which may be taken by any trustee, receiver or liquidator of any Person or any Governmental Authority or by any court with respect to any Person, or any Governmental Authority. Lessee hereby waives all right (a) to terminate or surrender this Lease (except as permitted under the terms of the Operative Agreements) or (b) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. Lessee shall remain obligated under this Lease in accordance with its terms and Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, Lessee shall be bound by all of the terms and conditions contained in this Lease.


                                  ARTICLE VII

         7.1     Ownership of the Property.

                 (a) Lessor and Lessee intend that (i) for financial accounting purposes with respect to Lessee (A) this Lease will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, (B) Lessor will be treated as the owner and lessor of the Property and (C) Lessee will be treated as the lessee of the Property, but (ii) for federal and all state and local income tax purposes, bankruptcy purposes, regulatory purposes, commercial law and real estate purposes and all other purposes (A) this Lease will be treated as a financing arrangement and (B) Lessee will be treated as the owner of the Property and will be entitled to all tax benefits ordinarily available to owners of property similar to the Property for such tax purposes. Notwithstanding the foregoing, neither party hereto has made, or shall be deemed to have made, any representation or warranty as to the availability of any of the foregoing treatments under applicable accounting rules, tax, bankruptcy, regulatory, commercial or real estate law or under any other set of rules. Lessee shall claim the cost recovery deductions associated with the Property, and Lessor shall not, to the extent not prohibited by Law, take on its tax return a position inconsistent with Lessee's claim of such deductions. To the extent reasonably requested by Lessee, Lessor shall cooperate with Lessee to allow Lessee to obtain the contemplated tax benefits of this Lease referenced above, including without limitation the filing of any statements with respect to tax abatements or requirements; provided, any such statements and/or other documentation so required of Lessor (1) shall be produced by Lessee for signature by Lessor and (2) shall be reasonably acceptable to Lessor and any professionals selected by Lessor for such review. Lessee shall pay all out-of-pocket amounts arising with respect to the matters described in the preceding sentence, including without limitation the fees and out-of-pocket expenses of any and all professionals working on behalf of Lessor with regard to any such matter.

                 (b) For all purposes other than as set forth in Section 7.1(a), Lessor and Lessee intend this Lease to constitute a finance lease and not a true lease. Lessor and Lessee further intend and agree that, for the purpose of securing Lessee's obligations hereunder, (i) this Lease shall be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code with respect to the Property and all proceeds (including without limitation insurance proceeds thereof) to the extent such is personal property and an irrevocable grant and conveyance of a lien and mortgage on the Property and all proceeds (including without limitation insurance proceeds thereof) to the extent such is real property; (ii) the acquisition of title in the Property referenced in Article II shall be deemed to be a grant by Lessee to Lessor of, and Lessee hereby grants to Lessor, a lien on and security interest, mortgage lien and deed of trust in all of Lessee's right, title and interest in and to the Property and all proceeds (including without limitation insurance proceeds thereof) of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property, and an assignment of all rents, profits and income produced by the Property; and (iii) notifications to Persons holding such property, and acknowledgements, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessee shall be deemed to have been given for the purpose of perfecting such lien, security interest, mortgage lien and deed of trust under applicable law. Lessor and Lessee shall promptly take such actions as may be necessary or advisable in either party's opinion (including without limitation the filing of Uniform Commercial Code fixture filings and notices of this Lease and the various Lease Supplements) to ensure that the lien, security interest, mortgage lien and deed of trust in the Property and the other items referenced above will be deemed to be a perfected lien, security interest, mortgage lien and deed of trust of first priority under applicable law and will be maintained as such throughout the Term.


                                  ARTICLE VIII

         8.1 Condition of the Property. LESSEE ACKNOWLEDGES AND AGREES THAT IT IS LEASING THE PROPERTY "AS-IS WHERE-IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY

LESSOR AND IN EACH CASE SUBJECT TO (A) THE EXISTING STATE OF TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF (IF ANY), (C) ANY STATE OF FACTS REGARDING ITS PHYSICAL CONDITION OR WHICH AN ACCURATE SURVEY MIGHT SHOW, (D) ALL APPLICABLE LEGAL REQUIREMENTS AND (E) VIOLATIONS OF LEGAL REQUIREMENTS WHICH MAY EXIST ON THE DATE HEREOF AND/OR THE DATE OF THE APPLICABLE LEASE SUPPLEMENT. NEITHER LESSOR NOR THE AGENT NOR THE LENDER NOR THE HOLDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY LESSOR IN THE FIRST SENTENCE OF SECTION 12.1 OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE, VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF), AND NEITHER LESSOR NOR THE AGENT NOR THE LENDER NOR THE HOLDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREON OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY LEGAL REQUIREMENT. LESSEE HAS OR PRIOR TO THE BASIC TERM COMMENCEMENT DATE WILL HAVE BEEN AFFORDED FULL OPPORTUNITY TO INSPECT THE PROPERTY AND THE IMPROVEMENTS THEREON (IF ANY), IS OR WILL BE (INSOFAR AS LESSOR, THE AGENT, THE LENDER AND THE HOLDER ARE CONCERNED) SATISFIED WITH THE RESULTS OF ITS INSPECTIONS AND IS ENTERING INTO THIS LEASE SOLELY ON THE BASIS OF THE RESULTS OF ITS OWN INSPECTIONS, AND ALL RISKS INCIDENT TO THE MATTERS DESCRIBED IN THE PRECEDING SENTENCE, AS BETWEEN LESSOR, THE AGENT, THE LENDER AND THE HOLDER, ON THE ONE (1) HAND, AND LESSEE, ON THE OTHER HAND, ARE TO BE BORNE BY LESSEE.

         8.2     Possession and Use of the Property.

                 (a) At all times during the Term, the Property shall be a Permitted Facility and shall be used by Lessee in the ordinary course of its business. Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Property as contemplated by this Lease. Lessee shall not commit or permit any waste of the Property or any part thereof.

                 (b) The address stated in Section 29.1 of this Lease is the chief place of business and chief executive office of Lessee (as such terms are used in Section 9-103(3) of the Uniform Commercial Code of any applicable jurisdiction), and Lessee will provide Lessor with prior written notice of any change of location of its chief place of business or chief executive office. Regarding the Property, the Lease Supplement correctly identifies the initial location of the Improvements and contains an accurate legal description for the related parcel of Land. Lessee has no other places of business where the Improvements will be located other than those identified on the Lease Supplement.

                 (c)      [Intentionally Omitted].

                 (d) On the Basic Term Commencement Date, Lessor and Lessee shall execute a Lease Supplement which shall contain an Improvement Schedule that has a complete description of each Improvement and a legal description of the Land to be leased hereunder as of such date. Simultaneously with the execution and delivery of each Lease Supplement, Improvements, Land and the remainder of the Property shall be deemed to have been accepted by Lessee for all purposes of this Lease and to be subject to this Lease.

                 (e) At all times during the Term with respect to the Property, Lessee will comply with all obligations under, and (to the extent no Event of Default exists and provided that such exercise will not impair the value, utility or remaining useful life of the Property) shall be permitted to exercise all rights and remedies under, all operation and easement agreements and related or similar agreements applicable to the Property.

         8.3     [Intentionally Omitted].


                                   ARTICLE IX

         9.1 Compliance With Legal Requirements and Insurance Requirements. Subject to the terms of Article XIII relating to permitted contests, Lessee, at its sole cost and expense, shall (a) comply with all applicable Legal Requirements (including without limitation all Environmental Laws), and all Insurance Requirements relating to the Property, including without limitation the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration thereof, whether or not compliance therewith shall require structural or extraordinary changes in the Property or interfere with the use and enjoyment of the Property, except to the extent that the failure to so comply will not, individually or in the aggregate, have a Material Adverse Effect, and (b) procure, maintain and comply with all material licenses, permits, orders, approvals, consents and other authorizations required for the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Property. Lessor agrees to take such actions as may be reasonably requested by Lessee in connection with the compliance by Lessee of its obligations under this Section 9.1.


                                   ARTICLE X

         10.1    Maintenance and Repair; Return.

                 (a) Lessee, at its sole cost and expense, shall maintain the Property in good condition, repair and working order (ordinary wear and tear excepted) and in the repair and condition as when originally delivered to Lessor and make all necessary repairs thereto and replacements thereof, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all Legal Requirements, Insurance Requirements, and manufacturer's specifications and standards and on a basis consistent with the operation and maintenance of properties comparable in type and function to the Property, such that the Property is capable of being immediately utilized by a third party and in compliance with standard industry practice subject, however, to the provisions of Article XV with respect to Casualty and Condemnation.

                 (b) Lessee shall not use or locate any component of the Property outside of Massachusetts. Lessee shall not move or relocate any component of the Property beyond the boundaries of the Land described in the Lease Supplement.

                 (c) If any component of the Property becomes worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use and the failure to replace such component would have a Material Adverse Effect, Lessee, at its own expense, will within a reasonable time replace such component with a replacement component which is free and clear of all Liens (other than Permitted Liens) and has a value, utility and useful life at least equal to the component replaced (assuming the component replaced had been maintained and repaired in accordance with the requirements of this Lease). All components which are added to the Property shall immediately become the property of (and title thereto shall vest in) Lessor and shall be deemed incorporated in the Property and subject to the terms of this Lease as if originally leased hereunder.

                 (d) Upon reasonable advance notice, Lessor and its agents shall have the right to inspect the Property and all maintenance records with respect thereto at any reasonable time during normal business hours but shall not, in the absence of an Event of Default, materially disrupt the business of Lessee. Each such notice shall be received by Lessee no less than 10 days in advance of the proposed inspection date unless a Default or an Event of Default has occurred and is continuing, in which case 3 days advance notice shall be deemed reasonable.

                 (e) Lessee shall cause to be delivered to Lessor (at Lessee's sole expense) one (1) or more additional Appraisals (or reappraisals of Property) as Lessor may reasonably request if any one
         (1) of Lessor, the Agent, the Trust Company, the Lender or the Holder is required pursuant to any applicable Legal Requirement to obtain such Appraisals (or reappraisals) and upon the occurrence and during the continuation of any Event of Default.

                 (f) Lessor shall under no circumstances be required to build any improvements or install any equipment on the Property, make any repairs, replacements, alterations or renewals of any nature or description to the Property, make any expenditure whatsoever in connection with this Lease or maintain the Property in any way.
         Lessor shall not be required to maintain, repair or rebuild all or any part of the Property, and Lessee waives the right to (i) require Lessor to maintain, repair, or rebuild all or any part of the Property, or (ii) make repairs at the expense of Lessor pursuant to any Legal Requirement, Insurance Requirement, contract, agreement, covenants, condition or restriction at any time in effect.

                 (g) Lessee shall, upon the expiration or earlier termination of this Lease with respect to the Property, if Lessee shall not have exercised its Purchase Option with respect to the Property and purchased the Property, surrender the Property to Lessor pursuant to (i) the exercise of certain remedies upon the occurrence of a Lease Event of Default or (ii) the second paragraph of Section 22.1(a) hereof, or the third party purchaser, as the case may be, subject to Lessee's obligations under this Lease (including without limitation the obligations of Lessee at the time of such surrender under Sections 9.1, 10.1(a)-(f), 10.2, 11.1, 12.1, 22.1 and 23.1).

         10.2 Environmental Inspection. If Lessee has not given notice of exercise of its Purchase Option on the Expiration Date pursuant to Section 20.1 or for whatever reason Lessee does not purchase the Property in accordance with the terms of this Lease, then not more than one hundred twenty (120) days nor less than sixty (60) days prior to the Expiration Date, Lessee at its expense shall cause to be delivered to Lessor a Phase I environmental site assessment recently prepared (no more than thirty (30) days prior to the date of delivery) by an independent recognized professional reasonably acceptable to Lessor, the Holder, the Lender and the Agent, and in form, scope and content reasonably satisfactory to Lessor, the Holder, the Lender and the Agent.

         10.3 Performance under Olympia Marble Lease and Cross Easement Agreement. Lessee hereby agrees to pay all amounts and perform all obligations owed by Lessor under the Olympia Marble Lease and the Cross Easement Agreement. Lessor hereby assigns, conveys and transfers to Lessee all of the right, title and interest of Lessor in and to the Olympia Marble Lease; provided, such assignment, conveyance and transfer shall terminate and be of no further force or effect without further action when and if the Property is either retained by Lessor or sold to a third party upon termination of this Lease (including without limitation upon the occurrence of a Casualty, the occurrence of an Environmental Violation, the exercise of remedies, upon the occurrence of an Event of Default and/or Lessee's exercise of its Sale Option); provided, further, Lessee shall remain obligated to perform any and all obligations of Lessor under the Olympia Marble Lease notwithstanding any such termination (referenced in the preceding proviso) of the assignment, conveyance and transfer unless such termination is with respect to Lessee's exercise of its Sale Option.

                                   ARTICLE XI

         11.1 Modifications. Lessee at its sole cost and expense, at any time and from time to time without the consent of Lessor may make modifications, alterations, renovations, improvements and additions to the Property or any part thereof and substitutions and replacements therefor (collectively, "Modifications"), and Lessee shall make any and all Modifications required to be made pursuant to any Legal Requirement; provided, that: (i) except for any Modification required to be made pursuant to a Legal Requirement, no Modification shall materially impair the value, utility or useful life of the Property from that which existed immediately prior to such Modification; (ii) each Modification shall be done expeditiously and in a good and workmanlike manner; (iii) Lessee shall comply with all Legal Requirements (including without limitation all Environmental Laws) and Insurance Requirements applicable to any Modification, including without limitation the obtaining of all permits, licenses, consents and certificates of occupancy, and the structural integrity of the Property shall not be adversely affected, except to the extent that the failure to so comply will not, individually or in the aggregate, have a Material Adverse Effect; (iv) to the extent required by
Section 14.2(a), Lessee shall maintain builders' risk insurance at all times when a Modification is in progress; (v) subject to the terms of Article XIII relating to permitted contests, Lessee shall pay all costs and expenses and discharge any Liens arising with respect to any Modification; (vi) each Modification shall comply with the requirements of this Lease (including without limitation Sections 8.2 and 10.1); and (vii) no Improvement shall be demolished or otherwise rendered unfit for use unless Lessee shall finance the proposed replacement Modification outside of this lease facility. All Modifications shall immediately and without further action upon their incorporation into the Property (1) become property of Lessor, (2) be subject to this Lease and (3) be titled in the name of Lessor. Lessee shall not remove or attempt to remove any Modification from the Property. Lessee, at its own cost and expense, will pay for the repairs of any damage to the Property caused by the removal or attempted removal of any Modification.


                                  ARTICLE XII

         12.1    Warranty of Title.

                 (a) Lessor represents and warrants to Lessee that on the Closing Date, Lessor shall have received whatever title to the Property that was conveyed to it pursuant to the Deed and the Cross Easement Agreement, free of Lessor's Liens attributable to Lessor. Lessee represents and warrants that title in the Property shall immediately and without further action vest in and such shall become the property of Lessor and be subject to the terms of this Lease from and after the date hereof or such date of incorporation into the Property. Lessee agrees that, subject to the terms of
         Article XIII relating to permitted contests, Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien, defect, attachment, levy, title retention agreement or claim upon the Property, any component thereof or any Modifications or any Lien, attachment, levy or claim with respect to the Rent or with respect to any amounts held by Lessor, the Lender, the Agent or the Holder pursuant to any Operative Agreement, other than Permitted Liens and Lessor Liens. Lessee shall promptly notify Lessor in the event it receives actual knowledge that a Lien other than a Permitted Lien or Lessor Lien has occurred with respect to the Property, the Rent or any other such amounts, and Lessee represents and warrants to, and covenants with, Lessor that the Liens in favor of Lessor created by the Operative Agreements are first priority perfected Liens subject only to Permitted Liens.

                 (b) Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof. NOTICE IS HEREBY GIVEN THAT LESSOR IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO THE PROPERTY.


                                  ARTICLE XIII

         13.1 Permitted Contests Other Than in Respect of Indemnities. Except to the extent otherwise provided for in Section 13 of the Participation Agreement, Lessee, on its own or on Lessor's behalf but at Lessee's sole cost and expense, may contest, by appropriate administrative or judicial proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Legal Requirement, or utility charges payable pursuant to Section 4.1 or any Lien, attachment, levy, encumbrance or encroachment, and Lessor agrees not to pay, settle or otherwise compromise any such item unless Lessor has notified Lessee in writing of its intention to do so not less than thirty (30) days in advance. If such action is required within such thirty (30) day period, Lessor shall give Lessee no less than two (2) days written notice prior to taking such action. Lessor further agrees not to pay, settle or otherwise compromise any such item, provided, that (a) the commencement and continuation of such proceedings shall suspend the collection of any such contested amount from, and suspend the enforcement thereof against, the Property, Lessor, the Holder, the Agent and the Lender; (b) there shall not be imposed a Lien (other than Permitted Liens) on the Property and no part of the Property nor any Rent would be in any danger of being sold, forfeited, lost or deferred; (c) at no time during the permitted contest shall there be a risk of the imposition of criminal liability or material civil liability on Lessor, the Holder, the Agent or the Lender for failure to comply therewith; and (d) in the event that, at any time, there shall be a material risk of extending the application of such Legal Requirement, utility charge, Lien, attachment, levy, encumbrance or encroachment beyond the end of the Term, then Lessee shall deliver to Lessor an Officer's Certificate certifying as to the matters set forth in clauses (a),
(b) and (c) of this Section 13.1. Lessor, at Lessee's sole cost and expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in connection with any such contest and, if reasonably requested by Lessee, shall join as a party therein at Lessee's sole cost and expense.


                                  ARTICLE XIV

         14.1 Commercial General Liability and Workers' Compensation Insurance. During the Term Lessee shall procure and carry, at Lessee's sole cost and expense, commercial general liability and umbrella liability insurance for claims for injuries or death sustained by persons or damage to property while on the Property and such other public liability coverages as are then customarily carried by similarly situated companies conducting business similar to that conducted by Lessee. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by Lessee with respect to similar properties and equipment that it owns and are then carried by similarly situated companies conducting business similar to that conducted by Lessee, and in no event shall have a minimum combined single limit per occurrence coverage
(i) for commercial general liability of less than $1,000,000 and (ii) for umbrella liability of less than $50,000,000. The policies shall name Lessee as the insured and shall be endorsed to name Lessor, the Holder, the Agent and the Lender as additional insureds. The policies shall also specifically provide that such policies shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which Lessor, the Holder, the Agent or the Lender may have in force. During the Term, Lessee shall, in the operation and use of the Property, maintain workers' compensation insurance consistent with that carried by similarly situated companies conducting business similar to that conducted by Lessee and containing minimum liability limits of no less than $1,000,000. In the operation of the Property, Lessee shall comply with applicable workers' compensation laws and protect Lessor, the Holder, the Agent and the Lender against any liability under such laws.

         14.2    Permanent Hazard and Other Insurance.

                 (a) During the Term Lessee shall keep the Property insured against all risk of physical loss or damage by fire and other risks and shall maintain builders' risk insurance during construction of any Improvements or Modifications in each case in amounts no less than the Property Cost as of the Closing Date on terms that (i) are no less favorable than insurance covering other similar properties owned by Lessee and (ii) are then carried by similarly situated companies conducting business similar to that conducted by Lessee. The policies shall name Lessee as the insured and shall be endorsed to name Lessor as a named additional insured and loss payee and the Agent, on behalf of the Holder and the Lender to the extent of their respective interests, as mortgagee and loss payee; provided, so long as no Default or Event of Default exists, any loss payable under the insurance policies required by this Section will be paid to Lessee.

                 (b) If, during the Term the area in which the Property is located is designated a "flood-prone" area pursuant to the Flood Disaster Protection Act of 1973, or any amendments or supplements thereto or is in a zone designated A or V, then Lessee shall comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973. In addition, Lessee will fully comply with the requirements of the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as each may be amended from time to time, and with any other Legal Requirement, concerning flood insurance to the extent that it applies to the Property. In the operation of the Property, Lessee shall comply with workers' compensation laws applicable to Lessee, and protect Lessor, the Holder, the Agent and the Lender against any liability under such laws, except to the extent that the failure to so comply will not, individually or in the aggregate, have a Material Adverse Effect.

         14.3    Coverage.

                 (a) As of the date of this Lease and annually thereafter during the Term, Lessee shall furnish Lessor, the Holder, the Agent and the Lender with certificates prepared by the insurers or insurance broker of Lessee showing the insurance required under Sections 14.1 and 14.2 to be in effect, naming (to the extent of their respective interests) Lessor, the Holder, the Agent and the Lender as additional insureds (regarding coverages under Section 14.1) and loss payees (regarding coverages under Section 14.2) and evidencing the other requirements of this Article XIV. All such insurance shall be at the cost and expense of Lessee and provided by nationally recognized, financially sound insurance companies having an A+ or better rating by A.M. Best's Key Rating Guide. Lessee shall cause such certificates to include a provision for thirty (30) days' advance written notice by the insurer to Lessor, the Holder, the Agent and the Lender in the event of cancellation or material alteration of such insurance. If an Event of Default has occurred and is continuing and Lessor so requests in writing, Lessee shall deliver to Lessor copies of all insurance policies required by Sections 14.1 and 14.2.

                 (b) Lessee agrees that the insurance policy or policies required by Sections 14.1, 14.2(a) and 14.2(b) shall include an appropriate clause pursuant to which any such policy shall provide that it will not be invalidated should Lessee or any contractor, as the case may be, waive, at any time, any or all rights of recovery against any party for losses covered by such policy or due to any breach of warranty, fraud, action, inaction or misrepresentation by Lessee or any Person acting on behalf of Lessee. Lessee hereby waives any and all such rights against Lessor, the Holder, the Agent and the Lender to the extent of payments made to any such Person under any such policy.

                 (c) Neither Lessor nor Lessee shall carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this Article XIV, unless such insurance would not conflict with or otherwise limit the availability of or coverage afforded by insurance required to be maintained under Sections 14.1 and 14.2, and except that Lessor may carry separate liability insurance at Lessor's sole cost so long as (i) Lessee's insurance is designated as primary and in no event excess or contributory to any insurance Lessor may have in force which would apply to a loss covered under Lessee's policy and (ii) each such insurance policy will not cause Lessee's insurance required under this
         Article XIV to be subject to a coinsurance exception of any kind.

                 (d) Lessee shall pay as they become due all premiums for the insurance required by Section 14.1 and Section 14.2, shall renew or replace each policy prior to the expiration date thereof or otherwise maintain the coverage required by such Sections without any lapse in coverage.

                                   ARTICLE XV

         15.1    Casualty and Condemnation.

                 (a)      Subject to the provisions of this Article XV and
         Article XVI (in the event Lessee delivers, or is obligated to deliver or is deemed to have delivered, a Termination Notice), and prior to the occurrence and continuation of a Default or an Event of Default, Lessee shall be entitled to receive (and Lessor hereby irrevocably assigns to Lessee all of Lessor's right, title and interest in) any award, compensation or insurance proceeds under Sections 14.2(a) or
         (b) hereof to which Lessee or Lessor may become entitled by reason of their respective interests in the Property (i) if all or a portion of the Property is damaged or destroyed in whole or in part by a Casualty or (ii) if the use, access, occupancy, easement rights or title to the Property or any part thereof is the subject of a Condemnation; provided, however, if a Default or an Event of Default shall have occurred and be continuing, then such award, compensation or insurance proceeds shall be paid directly to Lessor or, if received by Lessee, shall be held in trust for Lessor, and shall be paid over by Lessee to Lessor and held in accordance with the terms of this paragraph (a). All amounts held by Lessor hereunder on account of any award, compensation or insurance proceeds either paid directly to Lessor or turned over to Lessor shall be held as security for the performance of Lessee's obligations hereunder and under the other Operative Agreements and shall be paid over to Lessee upon the cure or waiver of the Default or the Event of Default.

                 (b) Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof. At Lessee's reasonable request, and at Lessee's sole cost and expense, Lessor and the Agent shall participate in any such proceeding, action, negotiation, prosecution or adjustment. Lessor and Lessee agree that this Lease shall control the rights of Lessor and Lessee in and to any such award, compensation or insurance payment.

                 (c) If Lessee shall receive notice of a Casualty or a Condemnation of the Property or any interest therein where damage to the Property is estimated to equal or exceed $250,000, Lessee shall give notice thereof to Lessor and to the Agent promptly after Lessee's receipt of such notice. In the event a Casualty or Condemnation occurs (regardless of whether Lessee gives notice thereof) where damage to the Property is reasonably estimated to equal or exceed $2,500,000, then Lessee shall be deemed to have delivered a Termination Notice to Lessor and the Agent and the provisions of Sections 16.1 and 16.2 shall apply.

                 (d) In the event of a Casualty or a Condemnation (regardless of whether notice thereof must be given pursuant to paragraph (c)), this Lease shall terminate with respect to the Property in accordance with Section 16.1 if Lessee, within thirty (30) days after such occurrence, delivers to Lessor and the Agent a notice to such effect.

                 (e) If pursuant to this Section 15.1 this Lease shall continue in full force and effect following a Casualty or Condemnation with respect to the Property, Lessee shall, at its sole cost and expense and using, if available, the proceeds of any award, compensation or insurance with respect to such Casualty or Condemnation (including without limitation any such award, compensation or insurance which has been received by the Agent and which should be turned over to Lessee pursuant to the terms of the Operative Agreements, and if not available or sufficient, using its own funds), promptly and diligently repair in a workmanlike manner any damage to the Property caused by such Casualty or Condemnation in conformity with the requirements of Sections 10.1 and 11.1, using the manufacturer's specifications for the applicable Improvements, or other components of the Property (as modified to give effect to any subsequent Modifications, any Condemnation affecting the Property and all applicable Legal Requirements), so as to restore the Property to substantially the same remaining economic value, useful life, utility, condition, operation and function as existed immediately prior to such Casualty or Condemnation (assuming all maintenance and repair standards have been satisfied). In such event, title to the Property shall remain with Lessor.

                 (f) In no event shall a Casualty or Condemnation affect Lessee's obligations to pay Rent pursuant to Article III unless terminated pursuant to Section 16.1.

                 (g)      Notwithstanding anything to the contrary set forth in
         Section 15.1(a) or Section 15.1(e), if during the Term with respect to the Property a Casualty occurs with respect to the Property or Lessee receives notice of a Condemnation with respect to the Property, and either (i) following such Casualty or Condemnation, it is reasonable to believe that the Property cannot be restored, repaired or replaced on or before the earlier of (x) the date of one hundred eighty (180) days prior to the Expiration Date or (y) the date twelve (12) months after the occurrence of such Casualty or Condemnation (such earlier date referred to herein as the "Restoration Date ") to the substantially same remaining economic value, useful life, utility, condition, operation and function as existed with respect to the Property immediately prior to such Casualty or Condemnation (assuming all maintenance and repair standards have been satisfied), or (ii) if clause (i) above does not apply, on or before the Restoration Date the Property is not in fact so restored, repaired or replaced, then in either such event Lessee shall be required to exercise its Purchase Option for the Property on the next Payment Date occurring no less than thirty (30) days after such event, or, if earlier, the Expiration Date (notwithstanding the limits on such exercise contained in Sections 20.1 and 20.2) and pay Lessor the Termination Value for the Property; provided, however, if any Default or Event of Default has occurred and is continuing, Lessee shall also promptly pay over to Lessor any award, compensation or insurance proceeds received on account of any Casualty or Condemnation with respect to the Property (and in any event within three (3) Business Days of Lessee's receipt of any such amount). After such application and payment in full of all amounts then due and owing to Lessor, Lender, the Holder and/or the Agent under any and all of the Operative Agreements, any amounts remaining shall be paid over to Lessee.

         15.2 Environmental Matters. Promptly upon Lessee's actual knowledge of the presence of Hazardous Substances in any portion of the Property in concentrations and conditions that constitute an Environmental Violation and which, in the reasonable opinion of Lessee, the cost to undertake any legally required response, clean up, remedial or other action is likely to result in a cost to Lessee of more than $250,000, Lessee shall notify Lessor in writing of such condition. Lessee shall deliver a Termination Notice with respect to the Property when the cost of remediation is reasonably expected to equal or exceed $2,500,000. In the event of any Environmental Violation (regardless of whether notice thereof must be given), Lessee shall, not later than thirty (30) days after Lessee has actual knowledge of such Environmental Violation, either deliver to Lessor a Termination Notice with respect to the Property pursuant to Section 16.2, if applicable, or, at Lessee's sole cost and expense, promptly and diligently undertake and complete any response, clean up, remedial or other action (including without limitation the pursuit by Lessee of appropriate action against any off-site or third party source for contamination) necessary to remove, cleanup or remedy the Environmental Violation in accordance with all Environmental Laws, except to the extent that the failure to so comply will not, individually or in the aggregate, have a Material Adverse Effect. Any such undertaking shall be timely completed in accordance with prudent industry standards. If Lessee does not deliver a Termination Notice with respect to the Property pursuant to Section 16.2, Lessee shall, upon completion of remedial action by Lessee, cause to be prepared by a reputable environmental consultant reasonably acceptable to Lessor a report describing the Environmental Violation and the actions taken by Lessee (or its agents) in response to such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied in full compliance with applicable Environmental Law, except to the extent that the failure to so comply will not, individually or in the aggregate, have a Material Adverse Effect. Not less than sixty (60) days prior to any time that Lessee elects to cease operations with respect to the Property or to remarket the Property pursuant to

Section 20.1 hereof or any other provision of any Operative Agreement, Lessee at its expense shall cause to be delivered to Lessor a Phase I environmental site assessment with respect to the Property recently prepared (no more than thirty (30) days prior to the date of delivery) by an independent recognized professional reasonably acceptable to Lessor, the Holder, the Lender and the Agent and in form, scope and content reasonably satisfactory to Lessor, the Holder, the Lender and the Agent. Notwithstanding any other provision of any Operative Agreement, if Lessee fails to comply with the foregoing obligation regarding the Phase I environmental site assessment, Lessee shall be obligated to purchase the Property for its Termination Value and shall not be permitted to exercise (and Lessor shall have no obligation to honor any such exercise) any rights under any Operative Agreement regarding a sale of the Property to a Person other than Lessee or any Affiliate of Lessee.

         15.3 Notice of Environmental Matters. Promptly, but in any event within five (5) Business Days from the date Lessee has actual knowledge thereof, Lessee shall provide to Lessor written notice of any pending or threatened claim, action or proceeding involving any Environmental Law or any Release on or in connection with the Property. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and Lessee's proposed response thereto. In addition, Lessee shall provide to Lessor, within five (5) Business Days of Lessee's receipt thereof, copies of all material written communications with any Governmental Authority relating to any Environmental Law in connection with the Property. Lessee shall also promptly provide such detailed reports of any such material environmental claims as may reasonably be requested by Lessor.


                                  ARTICLE XVI

         16.1 Termination Upon Certain Events. If Lessee has delivered written notice of a termination of this Lease with respect to the Property to Lessor and the Agent in the form described in Section 16.2(a) (a "Termination Notice") pursuant to Sections 15.1(d) or 15.2, or is deemed to have delivered such notice pursuant to Section 15.1(c), then (a) following the applicable Casualty or Condemnation, this Lease shall terminate with respect to the Property on the Termination Date (as defined herein below) or (b) pursuant to the second sentence of Section 15.2, due to the occurrence of an Environmental Violation, this Lease shall terminate with respect to the Property on the Termination Date.

         16.2    Procedures.

                 (a) A Termination Notice shall contain: (i) notice of termination of this Lease with respect to the Property on a Payment Date not more than sixty (60) days after Lessor's receipt of such Termination Notice (the "Termination Date");

         and (ii) a binding and irrevocable agreement of Lessee to pay the Termination Value for the Property and purchase the Property on such Termination Date.

                 (b) On each Termination Date, Lessee shall pay to Lessor the Termination Value for the Property, and Lessor shall convey the Property or the remaining portion thereof, if any, to Lessee (or Lessee's designee), all in accordance with Section 20.2.

                                  ARTICLE XVII

         17.1 Lease Events of Default. If any one (1) or more of the following events (each a "Lease Event of Default") shall occur:

                 (a) Lessee shall fail to make payment of (i) any Basic Rent (except as set forth in clause (ii)) within three (3) days after the same has become due and payable or (ii) any Termination Value, on the date any such payment is due and payable, or any payment of Basic Rent or Supplemental Rent due on the due date of any such payment of Termination Value, or any amount due on the Expiration Date;

                 (b) Lessee shall fail to make payment of any Supplemental Rent (other than Supplemental Rent referred to in Section 17.1(a)(ii)) which has become due and payable within ten (10) days after receipt of notice that such payment is due;

                 (c) Lessee shall fail (i) to maintain insurance as required by Article XIV of this Lease or (ii) to deliver any requisite annual certificate with respect thereto within ten (10) days of the date such certificate is due under the terms hereof and the failure to deliver such certificate is not remedied within ten (10) days after the earlier date as of which Lessee gains knowledge thereof or receives written notice from Lessor with respect thereto;

                 (d) Lessee shall fail to observe or perform any material term, covenant or condition of Lessee under this Lease (including without limitation the Incorporated Covenants) or any other Operative Agreement to which Lessee is a party other than those set forth in Sections 17.1(a), (b) or (c) hereof, or Lessee shall fail to pay, or cause to be paid, any Imposition or shall fail to observe any Legal Requirement regarding the Property and in each case, such failure shall continue for a period of thirty (30) days after the earlier date as of which Lessee gains knowledge thereof or receives written notice from Lessor with respect thereto, or any representation or warranty made by Lessee set forth in this Lease (including without limitation the Incorporated Representation and Warranties) or in any other Operative Agreement or in any document entered into in connection herewith or therewith or in any document, report, instrument, certificate or financial or other statement delivered in connection herewith or therewith by Lessee shall be false or misleading or inaccurate in any material way when made or delivered;

                 (e) With respect to any Indebtedness (other than Indebtedness outstanding under this Lease) of Lessee or any of its Subsidiaries in a principal amount in excess of $7,500,000 Lessee shall default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness;

                 (f) The occurrence of any of the following with respect to Lessee: (i) a court or governmental agency having jurisdiction in the Property shall enter a decree or order for relief in respect of Lessee in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Lessee or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against Lessee and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) Lessee shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) Lessee shall admit in writing its inability to pay its debts generally as they become due or is not generally paying its debts as they become due; or (v) Lessee shall take any action in furtherance of any of the aforesaid purposes;

                 (g) One or more judgments, orders, or decrees shall be entered against Lessee involving a liability of $1,000,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (i) the last day on which such judgment, order or decree becomes final and unappealable or (ii) 60 days;

                 (h)      [Intentionally Omitted];

                 (i) Any Lessee Credit Agreement Event of Default shall have occurred and be continuing and shall not have been waived;

                 (j) Any of the following events or conditions which in the aggregate would have a Material Adverse Effect: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of Lessee in favor of the PBGC or a Plan; (2) a Termination Event shall occur with respect to a Single Employer Plan, which is the termination of such Plan for purposes of Title IV of ERISA; (3) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) Lessee incurring liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency of (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which subjects Lessee to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which Lessee or any of its Subsidiaries has agreed or is required to indemnify any person against any such liability; or

                 (k) Any Operative Agreement shall cease to be in full force and effect;

then, in any such event Lessor may, in addition to the other rights and remedies provided for in this Article XVII and in Section 18.1, terminate this Lease by giving Lessee no less than five (5) days prior written notice of such termination (which five (5) day period may run concurrently with the five (5) day period referred to in Section 17.11), and this Lease shall terminate (provided, this Lease shall automatically terminate upon the occurrence of a Lease Event of Default described in Section 17.1(f) without any requirement of Lessor to give such notice), and all rights and obligations of Lessee under this Lease shall cease except for the obligations of Lessee under this Lease which arise with respect to or, by the express provisions of this Lease or any other Operative Agreement, continue subsequent to the occurrence of a Lease Event of Default; provided, notwithstanding the foregoing, upon the occurrence of a Lease Event of Default, (except a Lease Event of Default described in Section 17.1(f)), the exercise of remedies by Lessor shall be subject to the provisions of Section 17.11. Lessee shall, to the fullest extent permitted by law, pay as Supplemental Rent all costs and expenses incurred by or on behalf of Lessor, including without limitation reasonable fees and expenses of counsel, as a result of any Lease Event of Default hereunder.

         17.2 Surrender of Possession. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1 unless

Lessee has exercised its purchase option pursuant to Section 17.11, Lessee shall, upon thirty (30) days prior written notice, surrender to Lessor possession of the Property. Upon thirty (30) days prior written notice, Lessor may enter upon and repossess the Property by such means as are available at law or in equity, and may remove Lessee and all other Persons and any and all personal property and Lessee's equipment and personalty and severable Modifications from the Property. Lessor shall have no liability by reason of any such entry, repossession or removal performed in accordance with applicable law. Upon the written demand of Lessor, Lessee shall return the Property promptly to Lessor, in the manner and condition required by, and otherwise in accordance with the provisions of, Section 22.1(c) hereof.

         17.3 Reletting. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1 unless Lessee has exercised its purchase option pursuant to Section 17.11, Lessor may, but shall be under no obligation to, relet the Property, for the account of Lessee or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) and for such purposes as Lessor may reasonably determine, and Lessor may collect, receive and retain the rents resulting from such reletting; provided, that, any such proceeds shall be used to reduce any liability of Lessee to Lessor pursuant to Section 17.4 hereof. Lessor shall not be liable to Lessee for any failure to relet the Property or for any failure to collect any rent due upon such reletting.

         17.4 Damages. Neither (a) the termination of this Lease pursuant to Section 17.1; (b) the repossession of the Property; nor (c) the failure of Lessor to relet the Property, the reletting of any portion thereof, nor the failure of Lessor to collect or receive any rentals due upon any such reletting, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any Lease Event of Default shall have occurred and be continuing and notwithstanding any termination of this Lease pursuant to Section 17.1, Lessee shall forthwith pay to Lessor all Rent and other sums due and payable hereunder to and including without limitation the date of such termination. Thereafter, on the days on which the Basic Rent or Supplemental Rent, as applicable, are payable under this Lease or would have been payable under this Lease if the same had not been terminated pursuant to Section 17.1 and until the end of the Term hereof or what would have been the Term in the absence of such termination, Lessee shall pay Lessor, as current liquidated damages (it being agreed that it would be impossible accurately to determine actual damages) an amount equal to the Basic Rent and Supplemental Rent that are payable under this Lease or would have been payable by Lessee hereunder if this Lease had not been terminated pursuant to Section 17.1, less the net proceeds, if any, which are actually received by Lessor with respect to the period in question of any reletting of the Property or any portion thereof; provided, that Lessee's obligation to make payments of Basic Rent and Supplemental Rent under this Section 17.4 shall continue only so long as Lessor shall not have received the amounts specified in Section 17.6. In calculating the amount of such net proceeds from reletting, there shall be deducted all of Lessor's, the Holder's, the Agent's and the Lender's reasonable expenses in connection therewith, including without limitation repossession costs, brokerage or sales commissions, fees and expenses for counsel and any necessary repair or alteration costs and expenses incurred in preparation for such reletting. To the extent Lessor receives any damages pursuant to this Section 17.4, such amounts shall be regarded as amounts paid on account of Rent. Lessee specifically acknowledges and agrees that its obligations under this Section
17.4 shall be absolute and unconditional under any and all circumstances and shall be paid and/or performed, as the case may be, without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever.

         17.5 Statutory Power of Sale. Without limiting any other remedies set forth in this Lease, in the event that a court of competent jurisdiction rules that this Lease constitutes a mortgage, deed of trust or other secured financing as is the intent of the parties, then Lessor and Lessee agree that Lessee has granted, pursuant to Section 7.1(b) hereof and each Lease Supplement, A MORTGAGE ON THE PROPERTY WITH MORTGAGE COVENANTS AND ON THE STATUTORY CONDITION FOR ANY BREACH OF WHICH OR A BREACH OF ANY OTHER CONDITION OR OBLIGATION HEREUNDER, LESSOR AS MORTGAGEE SHALL HAVE THE STATUTORY POWER OF SALE, and that, upon the occurrence and during the continuance of any Lease Event of Default unless Lessee has exercised its purchase option pursuant to
Section 17.11, Lessor shall have the power and authority, to the extent provided by law, after ten (10) Business Days prior written notice to Lessee and lapse of such time as may be required by law, to foreclose its interest (or cause such interest to be foreclosed) in the Property, with proceeds from such foreclosure sale to be applied in accordance with the provisions of Section
10.7 of the Participation Agreement.

         17.6 Mandatory Purchase Option. If a Lease Event of Default shall have occurred and be continuing, whether or not this Lease shall have been terminated pursuant to Section 17.1 and whether or not Lessor shall have collected any current liquidated damages pursuant to Section 17.4, Lessor in its discretion may elect under this Section 17.6 by written demand to Lessee to require Lessee to purchase the Property. Upon such election by Lessor, Lessee shall pay to Lessor the Termination Value. Upon payment of the Termination Value, Lessee shall be entitled to receive from Lessor, either at Lessee's request or upon Lessor's election, in either case at Lessee's cost, in each case in recordable form and otherwise in conformity with local custom, (a) a quitclaim Deed conveying the Property to Lessee free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens; (b) any real estate tax affidavit or other document required by law to be executed and filed in order to record the applicable Deed and (c) FIRPTA affidavits. The Property shall be conveyed to Lessee "AS-IS, WHERE-IS" and in its then present physical condition. If any statute or rule of law shall limit the amount under this Section 17.6 to less than the amount agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law; provided, however, Lessee shall not be entitled to receive an assignment of Lessor's interest in the Property, the Improvements, Fixtures, Modifications or the components thereof unless Lessee shall have paid in full the Termination Value. Lessee specifically acknowledges and agrees that its obligations under this Section 17.6 shall be absolute and unconditional under any and all circumstances and shall be paid and/or performed, as the case may be, without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever.

         17.7 Environmental Costs. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall pay directly to any third party (or at Lessor's election, reimburse Lessor) for the cost of any environmental testing and/or remediation work undertaken respecting the Property, as such testing or work is deemed appropriate in the reasonable judgment of Lessor. Lessee shall pay all amounts referenced in the immediately preceding sentence within ten (10) days after Lessee's receipt of any request by Lessor for such payment upon presentation of documentation evidencing such amounts, as such documentation is regularly provided by the party undertaking such testing and/or remediation work. The provisions of this Section 17.7 shall not limit the obligations of Lessee under any Operative Agreement regarding indemnification obligations, environmental testing, remediation and/or work.

         17.8 Waiver of Certain Rights. If this Lease shall be terminated pursuant to Section 17.1, Lessee waives, to the fullest extent permitted by Law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or possession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt; and (d) any other rights which might otherwise limit or modify any of Lessor's rights or remedies under this
Article XVII.

         17.9 Assignment of Rights Under Contracts. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall upon Lessor's demand immediately assign, transfer and set over to Lessor all of Lessee's right, title and interest in and to each agreement executed by Lessee in connection with the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Property (including without limitation all right, title and interest of Lessee with respect to all warranty, performance, service and indemnity provisions), as and to the extent that the same relate to the acquisition, installation, testing, use, development, construction, operation, maintenance, repair, refurbishment and restoration of the Property, except to the extent any of the foregoing by its terms expressly prohibits assignment.

         17.10 Remedies Cumulative. The remedies herein provided shall be cumulative and in addition to (and not in limitation of) any other remedies available at law, equity or otherwise, including without limitation any mortgage foreclosure remedies.

         17.11 Lessee's Purchase Option Upon Occurrence of Lease Event of Default. Upon the occurrence of any Lease Event of Default (except under Section 17.1(f)), Lessor shall refrain for a period of five (5) days (which period may run concurrently with any applicable time period under Sections 17.1-17.10) from exercising any remedy provided for in the Lease or otherwise available at Law. During such five (5) day period, Lessee may elect to purchase the Property for an amount equal to the Termination Value upon a date to be designated by Lessor. Upon payment in full of the Termination Value on such designated date, Lessor shall execute, acknowledge (where required) and deliver to Lessee, at Lessee's cost and expense, each of the following: (a) a quitclaim Deed conveying the Property to Lessee free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens; (b) any real estate tax affidavit or other document required by law to be executed and filed in order to record the applicable Deed and (c) FIRPTA affidavits. The Property shall be conveyed to Lessee "AS-IS, WHERE- IS" and in then present physical condition.


                                 ARTICLE XVIII

         18.1 Lessor's Right to Cure Lessee's Lease Defaults. Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of Lessee, including without limitation the failure by Lessee to maintain the insurance required by Article XIV, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon the Property, and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of any lessee. All out-of-pocket costs and expenses so incurred (including without limitation fees and expenses of counsel), shall be paid by Lessee to Lessor on demand of Lessor within ten (10) Business Days after Lessee's receipt of such demand accompanied by documentation evidencing such costs and expenses, as such documentation is regularly provided by the party to whom such payment is owed. If Lessee fails to pay any such costs and expenses within such ten (10) Business Day period, interest shall accrue on the amount due from and after the end of such period to the date such amount is paid at the Overdue Rate.


                                  ARTICLE XIX

         19.1 Provisions Relating to Lessee's Exercise of its Purchase Option. Subject to Section 19.2, in connection with any termination of this Lease pursuant to the terms of Section 16.2, or in connection with Lessee's exercise of its Purchase Option, upon the date on which this Lease is to terminate, and upon tender by Lessee of the amounts set forth in Sections 16.2(b) or 20.1, as applicable, Lessor shall execute and deliver to Lessee (or to Lessee's designee) at Lessee's cost and expense, in each case in recordable form and otherwise in conformity with local custom, (a) a quitclaim Deed conveying the Property to Lessee (or to Lessee's designee) free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens;
(b) any real estate tax affidavit or other document required by law to be executed and filed in order to record the applicable Deed and (c) FIRPTA
affidavits.   The Property shall be conveyed to Lessee "AS-IS, WHERE-IS" and in then present physical condition.

         19.2 No Purchase, Termination or Extension With Respect to Less than All of the Property. Lessee shall not be entitled to exercise its Purchase Option, the Sale Option, or Extension Option separately with respect to a portion of the Property consisting of Land and/or Improvements but shall be required to exercise its Purchase Option or the Sale Option with respect to the entire Property.


                                   ARTICLE XX

         20.1 Purchase Option or Sale Option-General Provisions. Not less than one hundred eighty (180) days and no more than three hundred sixty (360) days prior to the Expiration Date (the "Notice Period"), Lessee may give Lessor and the Agent irrevocable written notice (the "Election Notice") that Lessee is electing to exercise either (a) the option to purchase all the Property on such Expiration Date (the "Purchase Option"), (b) if Lessee has made a good faith determination that the Property is surplus to Lessee's requirements or obsolete to Lessee and shall have provided with the Election Notice a certificate of a responsible officer of Lessee to that effect, the option to remarket the Property to a Person other than Lessee or any Affiliate of Lessee and cause a sale of the Property to occur on the Expiration Date pursuant to the terms of
Section 22.1 (the "Sale Option") or (c) unless such Expiration Date is the final Expiration Date for which the Term may be extended, renew this Lease in accordance with Section 2.2 hereof (the "Extension Option"). If Lessee does not give such Election Notice within the Notice Period then Lessee shall be deemed to have elected the Purchase Option. If Lessee shall either (i) elect (or be deemed to have elected) to exercise the Purchase Option or (ii) elect the Sale Option and subsequently fail to cause the Property to be sold in accordance with the terms of Section 22.1 on the Expiration Date, then in either case Lessee shall pay to Lessor on the date on which such purchase or sale is scheduled to occur an amount equal to the Termination Value for the Property (which the parties do not intend to be a "bargain" purchase), and, upon receipt of such amounts and satisfaction of such obligations, Lessor shall transfer to Lessee all of Lessor's right, title and interest in and to the Property in accordance with
Section 20.2.

         20.2 Lessee Purchase Option. Subject to Section 19.2, in connection with any termination of this Lease with respect to the Property pursuant to the terms of Section 16.2, or in connection with Lessee's exercise of its Purchase Option, upon the date on which this Lease is to terminate with respect to the Property, and upon tender by Lessee of the amounts set forth in
Section 16.2(b) or Section 20.1, as applicable, Lessor shall execute, acknowledge (where required) and deliver to Lessee, at Lessee's cost and expense, each of the following: (a) a quitclaim Deed conveying the Property to Lessee free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens; (b) any real estate tax affidavit or other document required by law to be executed and filed in order to record the applicable Deed and (c) FIRPTA affidavits. The Property shall be conveyed to Lessee "AS-IS, WHERE-IS" and in then present physical condition.

         If the Property is the subject of remediation efforts respecting Hazardous Substances at the Expiration Date which could materially and adversely impact the Fair Market Sales Value of the Property, then Lessee shall be obligated to repurchase the Property pursuant to this Section 20.2.

         On the Expiration Date and/or any Payment Date on which Lessee has elected to exercise its Purchase Option, unless such amounts have been otherwise paid at such time, Lessee shall pay (or cause to be paid) to Lessor and all other parties, as appropriate, the sum of all costs and expenses referred to in clause FIRST of Section 22.2, and the balance of the Termination Value.

         20.3 Third Party Sale Option. In the event Lessee exercises the Sale Option in accordance with Section 20.1, Lessee shall (i) undertake to cause a sale of the Property on the Expiration Date in accordance with the provisions of Section 22.1 hereof and (ii) as soon as practicable and in all events not less than sixty (60) days prior to the Expiration Date, Lessee at its expense shall cause to be delivered to Lessor a Phase I environmental site assessment for the Property recently prepared (no more than thirty (30) days old prior to the date of delivery) by an independent recognized professional acceptable to Lessor, the Holder, the Lender and the Agent and in form, scope and content satisfactory to Lessor, the Holder, the Lender and the Agent. In the event that Lessor and the Agent shall not have received such environmental site assessment by the date sixty (60) days prior to the Expiration Date or in the event that such environmental assessment shall reveal the existence of any material violation of Environmental Laws, other material Environmental Violation or potential material Environmental Violation (with materiality determined in each case in Lessor's sole discretion), then Lessee on the Expiration Date shall pay to Lessor an amount equal to the Termination Value for the Property and any and all other amounts due and owing hereunder. Upon receipt of such payment and all other amounts due under the Operative Agreements, Lessor shall transfer to Lessee all of Lessor's right, title and interest in and to the Property in accordance with Section 19.1.

                                  ARTICLE XXI

         21.1    [Intentionally Omitted].


                                  ARTICLE XXII

         22.1    Sale Procedure.

                 (a) During the Marketing Period, Lessee, on behalf of Lessor, shall obtain bids for the cash purchase of the Property in connection with a sale to one (1) or more third party purchasers to be consummated on the Expiration Date (the "Sale Date") for the highest price available, shall notify Lessor promptly of the name and address of each prospective purchaser and the cash price which each prospective purchaser shall have offered to pay for the Property and shall provide Lessor with such additional information about the bids and the bid solicitation procedure as Lessor may reasonably request from time to time. All such prospective purchasers must be Persons other than Lessee or any Affiliate of Lessee. On the Sale Date unless such amounts have been otherwise paid at such time, Lessee shall pay (or cause to be paid) to Lessor and all other parties, as appropriate, the sum of all costs and expenses referred to in clause FIRST of
         Section 22.2, all Rent and all other amounts then due and payable or accrued under this Lease and/or any other Operative Agreement.

                 Before any bids have been accepted and at least sixty (60) days prior to the Expiration Date, Lessor may reject any and all bids and may assume sole responsibility for obtaining bids by giving Lessee written notice to that effect; provided, however, that notwithstanding the foregoing, Lessor may not reject the bids submitted by Lessee if such bids, in the aggregate, are greater than or equal to the Limited Recourse Amount and represent bona fide offers from one (1) or more third party purchasers. If the price which a prospective purchaser or the prospective purchasers shall have offered to pay for the Property on the

         Expiration Date is less than the Limited Recourse Amount or if such bids do not represent bona fide offers from one (1) or more third parties, Lessor may elect to retain the Property by giving Lessee prior written notice of Lessor's election to retain the Property, and upon the Expiration Date, Lessee shall surrender, or cause to be surrendered, the Property in accordance with the terms and conditions of Section 10.1.

                 To the extent the Sale Option has been elected in accordance with this Lease, unless Lessor shall have elected to retain the Property pursuant to the provisions of the final sentence of the preceding paragraph, Lessee shall arrange for Lessor to sell the Property and Lessor shall sell the Property free and clear of the Lien of this Lease, the Lien of the Credit Agreement and any Lessor Liens attributable to it, without recourse or warranty (of title or otherwise), for cash on the Sale Date to the purchaser or purchasers identified by Lessee or Lessor, as the case may be; provided, however, solely as to Lessor or the Trust Company, in its individual capacity, any Lessor Lien shall not constitute a Lessor Lien so long as Lessor or the Trust Company, in its individual capacity, is diligently contesting such Lessor Lien by appropriate proceedings. To effect such transfer and assignment, Lessor shall execute, acknowledge (where required) and deliver to the appropriate purchaser each of the following: (a) a quitclaim Deed conveying the Property to the appropriate purchaser free and clear of the Lien of this Lease, the Lien of the Credit Documents and any Lessor Liens; (b) any real estate tax affidavit or other document required by law to be executed and filed in order to record each Deed; and (c) FIRPTA affidavits, as appropriate. Lessee shall surrender the Property so sold or subject to such documents to each purchaser in the condition specified in
         Section 10.1. Neither Lessor nor Lessee shall take or fail to take any action which would have the effect of unreasonably discouraging bona fide third party bids for the Property. If the Property is not either (i) sold on the Sale Date in accordance with the terms of this
         Section 22.1, or (ii) retained by Lessor pursuant to an affirmative election made by Lessor pursuant to the second sentence of the second paragraph of this Section 22.1(a), then Lessee shall be obligated to pay Lessor on the Sale Date an amount equal to the aggregate Termination Value less any sales proceeds received and to comply with the terms and provisions of Section 22.1(c).

                 (b) If the Property is sold on a Sale Date to one (1) or more third party purchasers in accordance with the terms of Section 22.1(a) and the aggregate purchase price paid for the Property is less than the Property Cost for the Property (hereinafter such difference shall be referred to as the "Deficiency Balance"), then Lessee hereby unconditionally promises to pay to Lessor on the Sale Date the lesser of (i) the Deficiency Balance, or (ii) the Maximum Residual Guarantee Amount for the Property. On a Sale Date if (w) no Event of Default has occurred and is continuing, (x) Lessor receives the Termination Value for the Property from one (1) or more third party purchasers, (y) Lessor receives all other amounts specified in the last sentence of the first paragraph of Section 22.1(a)(but in all cases without duplication of amounts paid pursuant to subsection (x) immediately above) and (z) the aggregate purchase price paid for the Property on such date exceeds the Property Cost for the Property, then Lessor shall rebate such excess to the extent previously received by Lessor. If the Property is retained by Lessor pursuant to an affirmative election made by Lessor pursuant to the provisions of
         Section 22.1(a), then Lessee hereby unconditionally promises to pay to Lessor on the Sale Date an amount equal to the Maximum Residual Guarantee Amount for the Property. Any payment of the foregoing amounts described in this Section 22.1(b) shall be made together with a payment of all other amounts referenced in the last sentence of the first paragraph of Section 22.1(a).

                 (c)      In the event that the Property is either sold to one
         (1) or more third party purchasers on the Sale Date or retained by Lessor in connection with an affirmative election made by Lessor pursuant to the provisions of Section 22.1(a), then in either case on the applicable Sale Date Lessee shall provide Lessor or such third party purchaser with (i) all permits, certificates of occupancy, governmental licenses and authorizations which are necessary to use, operate, repair, access and maintain the Property as a Permitted Facility, (ii) such manuals, permits, easements, licenses, intellectual property, know-how, rights-of-way and other rights and privileges in the nature of an easement as are reasonably necessary or desirable in connection with the use, operation, repair, access to or maintenance of the Property as a Permitted Facility (and a royalty-free license or similar agreement to effectuate the foregoing on terms reasonably agreeable to Lessor or such third party purchaser(s), as applicable), and (iii) a services agreement covering such services and supplies to be provided by Lessee as Lessor or such third party purchaser(s) may request in order to use and operate the Property for its intended purposes at such rates (not in excess of arm's-length fair market rates) as shall be acceptable to Lessee and Lessor or such third party purchaser(s). All assignments, licenses, easements, agreements and other deliveries required by clauses (i),
         (ii) and (iii) of this paragraph (c) shall be in form reasonably satisfactory to Lessor or such third party purchaser(s), as applicable, and shall be fully assignable (including without limitation both primary assignments and assignments given in the nature of security) without payment of any fee, cost or other charge.

         22.2 Application of Proceeds of Sale. Lessor shall apply the proceeds of sale of the Property in the following order of priority:

                 (a) FIRST, to pay or to reimburse Lessor for the payment of all reasonable costs and expenses incurred by Lessor in connection with the sale;

                 (b) SECOND, so long as the Credit Agreement is in effect and the Holder Advance or any other amount is owing to the Holder under any Operative Agreement, to the Agent to be applied pursuant to intercreditor provisions between the Lender and the Holder contained in the Operative Agreements; and

                 (c)      THIRD, to Lessee.

         22.3 Indemnity for Excessive Wear. If the proceeds of the sale described in Section 22.1 with respect to the Property, less all expenses incurred by Lessor in connection with such sale, shall be less than the Limited Recourse Amount with respect to the Property, and at the time of such sale it shall have been reasonably determined (pursuant to the Appraisal Procedure) that the Fair Market Sales Value of the Property, shall have been impaired by greater than expected wear and tear during the term of the Lease, Lessee shall pay to Lessor within ten (10) days after receipt of Lessor's written statement
(i) the amount of such excess wear and tear determined by the Appraisal Procedure or (ii) the amount of the Net Sale Proceeds Shortfall, whichever amount is less.

         22.4 Appraisal Procedure. For determining the Fair Market Sales Value of the Property or any other amount which may, pursuant to any provision of any Operative Agreement, be determined by an appraisal procedure, Lessor and Lessee shall use the following procedure (the "Appraisal Procedure"). Lessor and Lessee shall endeavor to reach a mutual agreement as to such amount for a period of ten (10) days from commencement of the Appraisal Procedure under the applicable section of the Lease, and if they cannot agree within ten (10) days, then two (2) qualified appraisers, one (1) chosen by Lessee and one (1) chosen by Lessor, shall mutually agree thereupon, but if either party shall fail to choose an appraiser within twenty (20) days after its receipt of a written notice from the other party of the selection of its appraiser, then the appraisal by such appointed appraiser shall be binding on Lessee and Lessor.
If the two (2) appraisers cannot agree within twenty (20) days after both shall have been appointed, then a third appraiser shall be selected by the two (2) appraisers or, failing agreement as to such third appraiser within thirty (30) days after both shall have been appointed, by the by the President of the Greater Boston Real Estate Board (unless such President has any conflict with, or any interest in, any party involved in the transactions set forth in the Operative Agreements and in any such event, such President shall appoint a disinterested officer of the Greater Boston Real

Estate Board to appoint such third appraiser) or if such is not in existence, then the President of the Boston Bar Association (unless such President has any conflict with, or any interest in, any party involved in the transactions set forth in the Operative Agreements and in any such event, such President shall appoint a disinterested officer of the Boston Bar Association to appoint such third appraiser). The decisions of the three (3) appraisers shall be given within twenty (20) days of the appointment of the third appraiser and the decision of the appraiser most different from the average of the other two (2) shall be discarded and such average shall be binding on Lessor and Lessee; provided, that if the highest appraisal and the lowest appraisal are equidistant from the third appraisal, the third appraisal shall be binding on Lessor and Lessee. The fees and expenses of the appraiser appointed by Lessee shall be paid by Lessee; the fees and expenses of the appraiser appointed by Lessor shall be paid by Lessor (such fees and expenses are not indemnifiable pursuant to Section 13 of the Participation Agreement); and the fees and expenses of the third appraiser shall be divided equally between Lessee and Lessor.

         22.5 Certain Obligations Continue. During the Marketing Period, the obligation of Lessee to pay Rent (including without limitation the installment of Basic Rent due on the Expiration Date) shall continue undiminished until payment in full to Lessor of the sale proceeds, if any, the Maximum Residual Guarantee Amount, the amount due under Section 22.3, if any, and all other amounts due to Lessor or any other Person with respect to the Property or any Operative Agreement. Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Article XXII.


                                 ARTICLE XXIII

         23.1 Holding Over. If Lessee shall for any reason remain in possession of the Property after the expiration or earlier termination of this Lease as to the Property (unless the Property is conveyed to Lessee), such possession shall be as a tenancy at sufferance during which time Lessee shall continue to pay Supplemental Rent that would be payable by Lessee hereunder were the Lease then in full force and effect with respect to the Property and Lessee shall continue to pay Basic Rent at one hundred ten percent (110%) of the Basic Rent that would otherwise be due and payable at such time. Such Basic Rent shall be payable from time to time upon demand by Lessor and such additional ten percent (10%) amount shall be applied by Lessor to the payment of the Loan pursuant to the Credit Agreement and the Holder Advance pursuant to the Trust Agreement pro rata between the Loan and the Holder Advance. During any period of tenancy at sufferance, Lessee shall, subject to the second preceding sentence, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue their occupancy and use of the Property. Nothing contained in this
Article XXIII shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease as to the Property (unless the Property is conveyed to Lessee) and nothing contained herein shall be read or construed as preventing Lessor from maintaining a suit for possession of the Property or exercising any other remedy available to Lessor at law or in equity.


                                  ARTICLE XXIV

         24.1 Risk of Loss. During the Term, unless Lessee shall not be in actual possession of the Property in question solely by reason of Lessor's exercise of its remedies of dispossession under Article XVII or by reason of Lessor's breach of the provisions of Article V, the risk of loss or decrease in the enjoyment and beneficial use of the Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor.


                                  ARTICLE XXV

         25.1    Assignment.

                 (a) Except for the Collateral Assignment, Lessee may not assign this Lease or any of its rights or obligations hereunder or with respect to the Property in whole or in part to any Person without the prior written consent of the Agent, the Lender, the Holder and Lessor.

                 (b)      No assignment by Lessee (referenced in this Section
         25.1 or otherwise) or other relinquishment of possession to the Property shall in any way discharge or diminish any of the obligations of Lessee to Lessor hereunder and Lessee shall remain directly and primarily liable under this Lease as to any assignment regarding this Lease.

                 (c) Lessor may not assign its interest in the Lease and/or Property, except as otherwise provided in Section 10.2(b) of the Participation Agreement.

         25.2    Subleases.

                 (a) Promptly, but in any event within five (5) Business Days, following the execution and delivery of any sublease permitted by this Article XXV, Lessee shall notify Lessor and the Agent of the execution of such sublease. As of the date of the Lease Supplement, Lessee shall lease the Property described in the Lease Supplement from Lessor, and any existing tenant with respect to the Property shall automatically be deemed to be a subtenant of Lessee and not a tenant of Lessor.

                 (b) Subject to the other provisions of this Section 25.2, Lessee may sublet the Property or portion thereof to any wholly- owned Subsidiary of Lessee without the prior written consent of the Agent, the Lender, the Holder or Lessor. Except as referenced in the immediately preceding sentence and except with respect to the Olympia Marble Lease, no other subleases shall be permitted unless consented to in writing by the Agent, the Lender, the Holder and Lessor, not to be unreasonably withheld or delayed.

                 (c)      No sublease (referenced in this Section 25.2 or
         otherwise) or other relinquishment of possession of the Property shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder and Lessee shall remain directly and primarily liable under this Lease. During the Basic Term, the term of any such sublease shall not extend beyond the Basic Term. During any Extension Term, the term of any such sublease shall not extend beyond such Extension
         Term.   Except for the Olympia Marble Lease, each sublease shall be, and expressly state that it is, subject and subordinate to this Lease.


                                  ARTICLE XXVI

         26.1 No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a Lease Default or Lease Event of Default, and no acceptance of full or partial payment of Rent during the continuance of any such Lease Default or Lease Event of Default shall constitute a waiver of any such Lease Default or Lease Event of Default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.


                                 ARTICLE XXVII

         27.1 Acceptance of Surrender. No surrender to Lessor of this Lease or of the Property or of any part thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and the Agent and no act by Lessor or the Agent or any representative or agent of Lessor or the Agent, other than a written acceptance, shall constitute an acceptance of any such surrender.

         27.2 No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part,
(a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (b) any right, title or interest in the Property, (c) the Note, (d) the Certificate or (e) the beneficial interest in Lessor.


                                 ARTICLE XXVIII

         28.1    [Intentionally Omitted].


                                  ARTICLE XXIX

         29.1 Notices. All notices required or permitted to be given under this Lease shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered and received five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered and received when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telex or telecommunicated notices shall be deemed delivered and received when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

         If to Lessee:

                          IPC, Inc.
                          100 Tri-State Drive
                          Suite 200
                          Lincolnshire, Illinois 60069
                          Attention:  Frank V. Tannura
                          Telephone No.:  (847) 945-9100
                          Telecopy No.:  (847) 945-9184

         With a copy to:

                          IPC, Inc.
                          100 Tri-State Drive
                          Suite 200
                          Lincolnshire, Illinois 60069
                          Attention:  G. Douglas Patterson
                          Telephone No.:  (847) 945-9184
                          Telecopy No.:  (847) 945-2355


         If to Lessor:

                          State Street Bank and Trust Company
                          Two International Place
                          Fourth Floor
                          Boston, Massachusetts 02110
                          Attention:  Corporate Trust Department
                          Telephone No.:  (617) 664-5603
                          Telecopy No.:   (617) 664-5371

         with a copy to the Holder:

                          NationsBanc Leasing Corporation of North Carolina NationsBank Plaza, NC1-002-38-20
                          101 South Tryon Street
                          Charlotte, North Carolina  28255
                          Attention:  Manager of Corporate Lease
                                             Administration
                          Telephone No.:  (704) 386-7783
                          Telecopy No.:   (704) 386-0892


         with a further copy to Lender:

                          Societe Generale, Southwest Agency
                          2001 Ross, Suite 4800
                          Dallas, Texas  75201
                          Attention:  Molly Franklin
                          Telephone No.:  (214) 979-2743
                          Telecopy No.:  (214) 754-0171


or such additional parties and/or other address as such party may hereafter designate, and shall be effective upon receipt or refusal thereof.


                                  ARTICLE XXX

         30.1 Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of Lessee or Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any provision of this Lease shall be held to be unenforceable in any jurisdiction, such unenforceability shall not affect the enforceability of any other provision of this Lease and such jurisdiction or of such provision or of any other provision hereof in any other jurisdiction.

         30.2 Amendments and Modifications. Neither this Lease, the Lease Supplement nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by Lessor and Lessee, subject to Sections 10.2 and 14.5 of the Participation Agreement.

         30.3 Successors and Assigns. All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         30.4 Headings and Table of Contents. The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         30.5 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one (1) and the same instrument.

         30.6 GOVERNING LAW. THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

         30.7 Calculation of Rent. All calculation of Rent payable hereunder shall be computed based on the actual number of days elapsed over a year of three hundred sixty (360) days or, to the extent such Rent is based on the Prime Lending Rate, three hundred sixty-five (365) (or three hundred sixty-six (366), as applicable) days.

         30.8 Severability. To the fullest extent permitted by Law, any provision of this Lease that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         30.9 Allocations between the Lender and the Holder. Notwithstanding any other term or provision of this Lease to the contrary, the allocations of the proceeds of the Property and any and all other Rent and other amounts received hereunder shall be subject to the inter- creditor provisions between the Lender and the Holder contained in the Operative Agreements (or as otherwise agreed between the Lender and the Holder from time to time).

         30.10 Limitations on Recourse. Notwithstanding anything contained in this Lease to the contrary, Lessee agrees to look solely to Lessor's estate and interest in the Property (and in no circumstance to the Agent, the Lender, the Holder or otherwise to Lessor) for the collection of any judgment requiring the payment of money by Lessor in the event of liability by Lessor, and no other property or assets of Lessor or any shareholder, owner or partner (direct or indirect) in or of Lessor, or any director, officer, employee, beneficiary, Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Lessee under or with respect to this Lease, the relationship of Lessor and Lessee hereunder or Lessee's use of the Property or any other liability of Lessor to Lessee; provided, however, nothing in this
Section 30.10 shall relieve Lessor or any Exculpated Person from liability and responsibility for any fraud, gross negligence or willful misconduct on the part of Lessor or any such Exculpated Person, or for the amount of any Excess Proceeds or other amounts held by Lessor or any such Exculpated Person that should be returned to Lessee pursuant to the terms of this Lease or any other Operative Agreements. Nothing in this Section shall be interpreted so as to limit the terms of Sections 6.1 or 6.2.

         30.11 WAIVERS OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, LESSOR AND LESSEE IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LEASE OR ANY COUNTERCLAIM THEREIN.

         30.12 Exercise of Lessor Rights. Lessee hereby acknowledges and agrees that the rights and powers of Lessor under this Lease have been assigned to the Agent pursuant to the terms of the Security Agreement and the other Operative Agreements.

         30.13   [Intentionally Omitted].

         30.14 USURY SAVINGS PROVISION. IT IS THE INTENT OF THE PARTIES HERETO TO CONFORM TO AND CONTRACT IN STRICT COMPLIANCE WITH APPLICABLE USURY LAW FROM TIME TO TIME IN EFFECT. TO THE EXTENT ANY RENT OR PAYMENTS HEREUNDER ARE HEREINAFTER CHARACTERIZED BY ANY COURT OF COMPETENT JURISDICTION AS THE REPAYMENT OF PRINCIPAL AND INTEREST THEREON, THIS SECTION 30.14 SHALL APPLY. ANY SUCH RENT OR PAYMENTS SO CHARACTERIZED AS INTEREST MAY BE REFERRED TO HEREIN AS "INTEREST." ALL AGREEMENTS AMONG THE PARTIES HERETO ARE HEREBY LIMITED BY THE PROVISIONS OF THIS PARAGRAPH WHICH SHALL OVERRIDE AND CONTROL ALL SUCH AGREEMENTS, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WRITTEN OR ORAL. IN NO WAY, NOR IN ANY EVENT OR CONTINGENCY (INCLUDING WITHOUT LIMITATION PREPAYMENT OR ACCELERATION OF THE MATURITY OF ANY OBLIGATION), SHALL ANY INTEREST TAKEN, RESERVED, CONTRACTED FOR, CHARGED, OR RECEIVED UNDER THIS LEASE OR OTHERWISE, EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMISSIBLE UNDER APPLICABLE LAW. IF, FROM ANY POSSIBLE CONSTRUCTION OF ANY OF THE OPERATIVE AGREEMENTS OR ANY OTHER DOCUMENT OR AGREEMENT, INTEREST WOULD OTHERWISE BE PAYABLE IN EXCESS OF THE MAXIMUM NONUSURIOUS AMOUNT, ANY SUCH CONSTRUCTION SHALL BE SUBJECT TO THE PROVISIONS OF THIS PARAGRAPH AND SUCH AMOUNTS UNDER SUCH

DOCUMENTS OR AGREEMENTS SHALL BE AUTOMATICALLY REDUCED TO THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED UNDER APPLICABLE LAW, WITHOUT THE NECESSITY OF EXECUTION OF ANY AMENDMENT OR NEW DOCUMENT OR AGREEMENT. IF LESSOR SHALL EVER RECEIVE ANYTHING OF VALUE WHICH IS CHARACTERIZED AS INTEREST WITH RESPECT TO THE OBLIGATIONS OWED HEREUNDER OR UNDER APPLICABLE LAW AND WHICH WOULD, APART FROM THIS PROVISION, BE IN EXCESS OF THE MAXIMUM LAWFUL AMOUNT, AN AMOUNT EQUAL TO THE AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE INTEREST SHALL, WITHOUT PENALTY, BE APPLIED TO THE REDUCTION OF THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL AND NOT TO THE PAYMENT OF INTEREST, OR REFUNDED TO LESSEE OR ANY OTHER PAYOR THEREOF, IF AND TO THE EXTENT SUCH AMOUNT WHICH WOULD HAVE BEEN EXCESSIVE EXCEEDS THE COMPONENT OF PAYMENTS DEEMED TO BE PRINCIPAL. THE RIGHT TO DEMAND PAYMENT OF ANY AMOUNTS EVIDENCED BY ANY OF THE OPERATIVE AGREEMENTS DOES NOT INCLUDE THE RIGHT TO RECEIVE ANY INTEREST WHICH HAS NOT OTHERWISE ACCRUED ON THE DATE OF SUCH DEMAND, AND LESSOR DOES NOT INTEND TO CHARGE OR RECEIVE ANY UNEARNED INTEREST IN THE EVENT OF SUCH DEMAND. ALL INTEREST PAID OR AGREED TO BE PAID TO LESSOR SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE AMORTIZED, PRORATED, ALLOCATED, AND SPREAD THROUGHOUT THE FULL STATED TERM (INCLUDING WITHOUT LIMITATION ANY RENEWAL OR EXTENSION) OF THIS LEASE SO THAT THE AMOUNT OF INTEREST ON ACCOUNT OF SUCH PAYMENTS DOES NOT EXCEED THE MAXIMUM NONUSURIOUS AMOUNT PERMITTED BY APPLICABLE LAW.


                            [Signature pages follow]

         IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and delivered as of the date first above written.

                                        IPC, INC., as Lessee

                                        By:____________________________
                                        Name:__________________________
                                        Title:_________________________



                                        STATE STREET BANK AND TRUST COMPANY,
                                        not individually, but solely
                                        as the Owner Trustee under the
                                        IPC Real Estate Trust 1996-1,
                                        as Lessor

                                        By:____________________________
                                        Name:__________________________
                                        Title:_________________________


Receipt of this original
counterpart of the foregoing
Lease is hereby acknowledged
as the date hereof

NATIONSBANC LEASING CORPORATION
 OF NORTH CAROLINA,
as the Agent


By:_____________________________________
Name:___________________________________
Title:__________________________________

STATE OF  ________________________   Section
                                     Section
COUNTY OF ________________________   Section

        On this ___ day of December, 1996, before me personally appeared ____________, to me personally known, who, being duly sworn, did say that he is the ___________________________________________________ of IPC, Inc., a
Delaware corporation, and that the foregoing instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and acknowledged said instrument to be the free act and deed of said corporation.


                                            ____________________________________
                                            Notary Public, State of ____________


                                            ____________________________________
                                            (Print Name of Notary Public)


                                            ____________________________________
                                            Date Commission Expires
___________________________
                                            (Seal)

STATE OF  ______________________ Section
                                 Section
COUNTY OF ______________________ Section

        On this ___ day of December, 1996, before me personally appeared ____________, to me personally known, who, being duly sworn, did say that he is the ______________ of State Street Bank and Trust Company, a Massachusetts trust company, in its individual capacity and in its capacity as Owner Trustee of the IPC Real Estate Trust 1996-1, and that the foregoing instrument was signed and sealed on behalf of said banking association, and acknowledged said instrument to be free act and deed of said corporation.


                                            ____________________________________
                                            Notary Public, State of ____________


                                            ____________________________________
                                            (Print Name of Notary Public)


                                            ____________________________________
                                            Date Commission Expires

                                                 (Seal)

STATE OF  ____________________ Section
                               Section
COUNTY OF ____________________ Section

        On this ___ day of December, 1996, before me personally appeared ______________________________________, to me personally known, who, being duly sworn, did say that he is the ___________________________ of NationsBanc Leasing Corporation of North Carolina, a North Carolina corporation, and that the foregoing instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and acknowledged said instrument to be the free act and deed of said corporation.




                                            ____________________________________
                                            Notary Public, State of ____________


                                            ____________________________________
                                            (Print Name of Notary Public)


                                            ____________________________________
                                            Date Commission Expires

                                            (Seal)

                                                                   SCHEDULE I TO
                                                                       THE LEASE

                               LEGAL DESCRIPTION

                                                                    EXHIBIT A TO
                                                                       THE LEASE


                            LEASE SUPPLEMENT NO. ___

         THIS LEASE SUPPLEMENT NO. ___ (this "Lease Supplement") dated as of December __, 1996 between STATE STREET BANK AND TRUST COMPANY, not individually, but solely as the Owner Trustee under the IPC Real Estate Trust 1996-1, as lessor (the "Lessor"), and IPC, INC., as lessee (the "Lessee").

         WHEREAS, Lessor is the owner or will be the owner of the Property described on Schedule 1 hereto (the "Leased Property") and wishes to lease the same to Lessee;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS; RULES OF USAGE. For purposes of this Lease Supplement, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Appendix A to the Participation Agreement, dated as of December 5, 1996, among Lessee, Lessor, not individually, except as expressly stated therein, but solely as the Owner Trustee under the IPC Real Estate Trust 1996-1, NationsBanc Leasing Corporation of North Carolina, and each subsequent holder, as the Holder, Societe Generale, Southwest Agency and each subsequent lender, as the Lender and NationsBanc Leasing Corporation of North Carolina, as the Agent for the Lender, as such may be amended, modified, extended, supplemented, restated and/or replaced from time to time.

         SECTION 2. THE PROPERTY. Attached hereto as Schedule 1 is the description of the Leased Property. Effective upon the execution and delivery of this Lease Supplement by Lessor and Lessee, the Leased Property shall be subject to the terms and provisions of the Lease.

         SECTION 3. USE OF PROPERTY. At all times during the Term, Lessee will comply with all obligations under and (to the extent no Event of Default exists and provided, that such exercise will not impair the value of the Property) shall be permitted to exercise all rights and remedies under, all operation and easement agreements and related or similar agreements applicable to the Property.

         SECTION 4. RATIFICATION; INCORPORATION BY REFERENCE; SUPERIORITY OF LEASE. Except as specifically modified hereby, the terms and provisions of the Lease and the Operative Agreements are hereby ratified and confirmed and remain in full force and effect. The Lease is hereby incorporated herein by reference as though restated herein in its entirety. To the extent the provisions of this Lease Supplement are inconsistent with corresponding provisions of the Lease, such provisions of the Lease shall govern.

         SECTION 5. ORIGINAL LEASE SUPPLEMENT. The single executed original of this Lease Supplement marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt of the Agent therefor on or following the signature page thereof shall be the original executed counterpart of this Lease Supplement (the "Original Executed Counterpart"). To the extent that this Lease Supplement constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

         SECTION 6. GOVERNING LAW. THIS LEASE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS.

         SECTION 7. MORTGAGE; POWER OF SALE. Without limiting any other remedies set forth in the Lease, in the event that a court of competent jurisdiction rules that the Lease constitutes a mortgage, deed of trust or other secured financing as is the intent of the parties, then Lessor and Lessee agree that Lessee hereby grants a Lien against the Leased Property WITH A STATUTORY POWER OF SALE, and that, upon the occurrence of any Lease Event of Default, Lessor shall have the power and authority, to the extent provided by law, after ten (10) Business Days' prior written notice and lapse of such time as may be required by law, to foreclose its interest (or cause such interest to be foreclosed) in all or any part of the Leased Property.

         SECTION 8. COUNTERPART EXECUTION. This Lease Supplement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one (1) and the same instrument.




        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Supplement to be duly executed by an officer thereunto duly authorized as of the date and year first above written.


                                        STATE STREET BANK AND TRUST COMPANY,
                                        not individually, but solely
                                        as the Owner Trustee under
                                        the IPC Real Estate Trust
                                        1996-1, as Lessor

                                        By:___________________________
                                        Name:_________________________
                                        Title:________________________



                                        IPC, INC., as Lessee

                                        By:___________________________
                                        Name:_________________________
                                        Title:________________________




Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged as the date hereof.

                                        NATIONSBANC LEASING CORPORATION OF
                                        NORTH CAROLINA, as the Agent

                                        By:___________________________

                                        Name:__________________________________

                                        Title:_________________________________

STATE OF  ______________________ Section
                                 Section
COUNTY OF ______________________ Section

        On this ___ day of December, 1996, before me personally appeared ______________________________________, to me personally known, who, being duly sworn, did say that he is the ___________________________of State Street Bank and Trust Company, a Massachusetts trust company, in its individual capacity and in its capacity as Owner Trustee of the IPC Real Estate Trust 1996-1, and that the foregoing instrument was signed and sealed on behalf of said banking association, and acknowledged said instrument to be free act and deed of said corporation.


                                            ____________________________________
                                            Notary Public, State of ____________


                                            ____________________________________
                                            (Print Name of Notary Public)


                                            ____________________________________
                                            Date Commission Expires

                                                 (Seal)

STATE OF  ____________________ Section
                               Section
COUNTY OF ____________________ Section

        On this ___ day of December, 1996, before me personally appeared ______________________________________, to me personally known, who, being duly sworn, did say that he is the ___________________________ of IPC, Inc., a Delaware corporation, and that the foregoing instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and acknowledged said instrument to be the free act and deed of said corporation.






                                            ____________________________________
                                            Notary Public, State of ____________


                                            ____________________________________
                                            (Print Name of Notary Public)


                                            ____________________________________
                                            Date Commission Expires

                                                 (Seal)

STATE OF  ____________________  Section
                                Section
COUNTY OF ____________________  Section

        On this ___ day of December, 1996, before me personally appeared ______________________________________, to me personally known, who, being duly sworn, did say that he is the ___________________________ of NationsBanc Leasing Corporation of North Carolina, a North Carolina corporation, and that the foregoing instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and acknowledged said instrument to be the free act and deed of said corporation.


                                            ____________________________________
                                            Notary Public, State of ____________


                                            ____________________________________
                                            (Print Name of Notary Public)


                                            ____________________________________
                                            Date Commission Expires

                                            (Seal)

                                   SCHEDULE 1
                          TO LEASE SUPPLEMENT NO. ____

                      (Description of the Leased Property)





                                      B-1